Exhibit 10.2

SECOND AMENDMENT TO LEASE
This is a Second Amendment to Lease by and between ABP Borrower Inc., a Maryland corporation (“Landlord”) and The RMR Group LLC, a Maryland limited liability company (“Tenant”).
WHEREAS, Landlord’s and Tenant’s predecessors in interest entered into a Lease dated June 1, 2015, as amended by First Amendment to Lease dated as of January 1, 2016 and letter agreement dated May 11, 2017 (as so amended, the “Lease”) with respect to premises located at 255 Washington Street, Newton, Massachusetts; and
WHEREAS, pursuant to Section 3.2 of the Lease, Tenant is provided a Landlord Contribution and a Refurbishment Allowance (as such terms are defined therein) the latter of which is to be repaid to Landlord by an increase in Annual Fixed Rent as provided therein; and
WHEREAS, Landlord and Tenant wish to document the full payment of Landlord’s Contribution and an increase in Annual Fixed Rent on account of application by Landlord of a portion of the Refurbishment Allowance toward Refurbishment Work (as defined in Section 3.2 of the Lease).
NOW, THEREFORE, Landlord and Tenant agree that (x) Landlord has fully paid Landlord’s Contribution (as defined in Section 3.2 of the Lease) and the Refurbishment Allowance has been reduced to $535,502.63 on account of application by Landlord of $172,677.37 of the Reimbursement Allowance toward Refurbishment Work, and (y) commencing retroactively as of May 1, 2018 and for the remainder of the Term, Annual Fixed Rent shall be increased by $217,404.84 per annum ($18,117.07 per month) and accordingly shall be as follows:

Period	Annual Fixed Rent	Monthly Rent
5/1/18 – 5/31/18	$2,973,641.40	$247,803.45
6/1/18 – 5/31/19	$3,018,964.92	$251,580.41
6/1/19 – 5/31/20	$3,064,288.44	$255,357.37
6/1/20 – 5/31/21	$3,109,611.96	$259,134.33
6/1/21 – 5/31/22	$3,472,908.30	$289,409.03
6/1/22 – 5/31/23	$3,535,228.14	$294,602.35
6/1/23 – 5/31/24	$3,596,839.80	$299,736.65
6/1/24 – 5/31/25	$3,659,159.64	$304,929.97
Except as herein amended, the Lease is ratified and affirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of July 19, 2018.

LANDLORD:
ABP Borrower, Inc. By: /s/ Ethan S. Bornstein
Ethan S. Bornstein President

TENANT:
The RMR Group LLC By: /s/ Jennifer F. Francis
Jennifer F. Francis Senior Vice President